EXHIBIT 5.1  LEGAL OPINION OF LAW OFFICES OF HAROLD H. MARTIN, P.A.

                      LAW OFFICES OF HAROLD H. MARTIN, P.A.
        21311 Catawba Avenue, Suite 300, Cornelius, North Carolina 28031
                TELEPHONE (704) 894-9760 FACSIMILE (704) 894-9759

                                December 12, 2003

Board of Directors
Songzai International Holding Group, Inc.
5628 Halifax Road
Arcadia, CA 91007

     Re:  Form S-8 Registration Statement; Opinion of Counsel

Dear Members of the Board:

You have requested our opinion with respect to certain matters in connection with Songzai International Holding Group, Inc.'s (the "Company") filing of a registration statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of an aggregate of 2,200,000 shares of the Company's common stock, $.001 par value (the "Shares"), pursuant to the 2003 Non-Qualified Stock Compensation Plan (the "Stock Plan").

In connection with this opinion, we have examined the Registration Statement and such other documents, records, certificates, memoranda and other instruments as we deemed necessary for the basis of this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Stock Plan and related consulting agreements and the Registration Statement and related prospectus, will be legally issued, fully paid and non-assessable.

We consent to the use of our opinion as an exhibit to the Form S-8 Registration Statement and to the reference to this firm in any prospectus which is incorporated by reference into and made a part of the Registration Statement. However, we do not hereby admit that we come within the category of a person whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the general rules or regulations thereunder.


                                        Very truly yours,


                                        Law Offices of Harold H. Martin, P.A.


                                    By: /s/ Harold H. Martin
                                        --------------------
                                        Harold H. Martin
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